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                                  EXHIBIT 21

                  FORT JAMES CORPORATION SUBSIDIARIES (a)(b)
                            As of December 26, 1999

  Fort James Corporation, a corporation organized under the laws of Virginia, has the following majority-owned subsidiaries:

Name                                                 Organized Under the Laws of
----                                                 ---------------------------
Brusara Participacoes, Ltda                                  Brazil
Crown Zellerbach AG Zug                                      Switzerland
Ecosource Corporation                                        Delaware
Fort James Alberta, Ltd.                                     Alberta
Fort James B.V.                                              Netherlands
Fort James Belux S.P.R.L.                                    Belgium
Fort James Brionne S.A.S.                                    France
Fort James Canada Inc.                                       Canada
Fort James Communications Corporation                        Delaware
Fort James de Mexico S.A. de C.V.                            Mexico
Fort James Europe Limited                                    United Kingdom
Fort James Export, Ltd.                                      U.S. Virgin Islands
Fort James Fiber Company                                     Virginia
Fort James France S.A.S.                                     France
Fort James France s.c.a.                                     France
Fort James Healthcare Management Corporation                 Delaware
Fort James Hellas S.A.                                       Greece
Fort James Holding de Mexico,
   S.A. de C.V. Mexico                                       Mexico
Fort James International Holdings, Ltd.                      Virginia
Fort James Investment S.a.r.l.                               Luxembourg
Fort James Ireland Limited                                   Ireland
Fort James Italia S.r.l.                                     Italy
Fort James Maine, Inc.                                       Maine
Fort James Nederland B.V.                                    Netherlands
Fort James Operating Company                                 Virginia
Fort James S.a.r.1                                           Luxembourg
Fort James S.P.R.L.                                          Belgium
Fort James S.P.R.L.S. Com. p.A.                              Spain
Fort James Services S.N.C.                                   Belgium
Fort James Suomi Oy                                          Finland
Fort James Tredegar, Inc.                                    Virginia
Fort James UK Limited                                        United Kingdom
Fort James-Pennington, Inc.                                  Alabama
HAC Holding Corporation                                      Delaware
HARCO Trucking Corporation                                   New York
Harmon Associates Corporation                                New York
Harmon Associates Ltd.                                       Ontario
Jarapar Participacoes, Ltda.                                 Brazil
Naheola Cogeneration Limited Partnership                     Alabama
Sodipan S.C.A.                                               France
Sodipan S.N.C.                                               France
St. Francis Insurance Company Ltd.                           Bermuda
West Mason, Inc.                                             Delaware

Certain subsidiaries which, if considered in the aggregate, would not constitute a significant subsidiary are not considered.

Unconsolidated affiliates for which the Company owns, directly or indirectly, 50% or less of the outstanding voting stock and which are not controlled by the Company have been excluded from this listing.

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